UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2010, Kindred Healthcare, Inc. (the “Company”) entered into an amendment (the “Amendment”) of its Second Amended and Restated Credit Agreement dated as of July 18, 2007 among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Credit Facility”).

The Amendment increases the amount permitted for acquisitions and certain investments by the Company from $500 million to $750 million.

A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on September 23, 2010, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section.

Item 9.01.

(d)	Exhibits

Exhibit 10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of July 18, 2007 among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Exhibit 99.1	Press release dated September 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 24, 2010	By:	/S/ JOSEPH L. LANDENWICH
Joseph L. Landenwich
Senior Vice President, Corporate Legal Affairs and Corporate Security